Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

QuadraMed Corporation

Reston Virginia

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-16385,
333-35937, 333-39796, 333-56171, 333-75945, 333-87426, 333-114189, 333-118580, 333-118581) of QuadraMed Corporation of our reports dated March 16, 2007, relating to the consolidated financial statements and financial statement schedule, which appear in this Form 10-K.

/s/ BDO Seidman, LLP
BDO Seidman, LLP

Bethesda, Maryland

March 16, 2007